UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2007
TD AMERITRADE Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-49992 (Commission File Number)	82-0543156 (I.R.S. Employer Identification No.)

4211 South 102nd Street
Omaha, Nebraska	68127
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (402) 331-7856
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 18, 2007, TD AMERITRADE Holding Corporation and John R. MacDonald entered into a separation and release of claims agreement. This separation agreement provides for:
•	continuation of his base salary from his date of retirement on June 1, 2007 until September 30, 2007

•	cash payment of annual incentive bonus for fiscal year 2007, calculated based on a target of $1.6 million and using the actual performance of TD AMERITRADE in determining the percentage payout

•	continued vesting of performance restricted stock units granted in calendar year 2006 based on the actual performance of TD AMERITRADE in accordance with the terms of the applicable grant and

•	an extension of approximately 4 months of the exercise period for options granted in October 2002 and January 2003 that were vested by June 1, 2007.
The remaining terms and conditions of the separation and release of claims agreement are substantially similar to the form of agreement attached to his employment agreement entered into in May 2006. The separation and release of claims agreement contains a one-year non-competition and non-solicitation covenant, as well as a customary confidentiality covenant.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION
Date: April 24, 2007	By:	/s/ William J. Gerber
		Name:	William J. Gerber
		Title:	Chief Financial Officer